Supplemental Operating & Financial Data Second Quarter Ended June 30, 2018 Exhibit 99.2

Table of Contents 242, 242, 242 Financial Summary Condensed Statement of Operations 2 Funds from Operations and Adjusted Funds from Operations 3 Consolidated Balance Sheets 4 GAAP Reconciliations to EBITDAre, GAAP NOI and Cash NOI 5 Market Capitalization, Debt Summary and Leverage Metrics 6 Net Investment Activity Investment Summary 7 Disposition Summary 8 Portfolio Summary Portfolio Highlights 9 Tenant and Industry Diversification 10 Portfolio Health 11 Leasing Summary Leasing Expiration Schedule, Leasing Activity and Statistics 12 Same-Store Analysis 13 Lease Escalations 14 Glossary 15

Financial Summary Condensed Statement of Operations 242, 242, 242 Includes $0.2 million, $0.5 million, $0.7 million and $0.7 million of contingent rent (based on a percentage of the tenant's gross sales at the leased property) during the three months ended June 30, 2018 and 2017 and the six months ended June 30, 2018 and 2017, respectively.     Three Months Ended June 30,   Six Months Ended June 30, (unaudited, in thousands)   2018   2017   2018   2017 Revenues:                 Rental revenue1   $ 21,548 $ 12,670 $ 41,623 $ 22,678 Interest income on loans and direct financing leases   89   82   159   165 Other revenue   56   565   113   571 Total revenues   21,693   13,317   41,895   23,414 Expenses:                 Interest   8,634   5,160   16,911   8,875 General and administrative   2,987   2,331   6,343   4,275 Property expenses   380   479   727   689 Depreciation and amortization   7,611   4,305   14,079   8,087 Provision for impairment of real estate 907 428 2,756 579 Total expenses   20,519   12,703   40,816   22,505 Income before income tax expense 1,174 614 1,079 909 Income tax expense   87   35   117   42 Income before gain on dispositions of real estate 1,087 579 962 867 Gain on dispositions of real estate, net   2,412   1,468   3,645   1,762 Net income $ 3,499 $ 2,047 $ 4,607 $ 2,629

Financial Summary Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO) 242, 242, 242     Three Months Ended June 30,   Six Months Ended June 30, (unaudited, in thousands)   2018   2017   2018   2017 Net income   $ 3,499   $ 2,047   $ 4,607   $ 2,629 Depreciation and amortization of real estate   7,610   4,304   14,077   8,086 Provision for impairment of real estate   907   428   2,756   579 Gain on dispositions of real estate   (2,412)   (1,468)   (3,645)   (1,762) Funds from Operations   9,604   5,311   17,795   9,532 Adjustments:                 Straight-line rental revenue, net   (1,867)   (1,020)   (3,517)   (1,960) Non-cash interest expense   589   380   1,165   758 Non-cash compensation expense   169   233   347   399 Amortization of market lease-related intangibles   (8)   134   130   143 Amortization of capitalized lease incentives   39   34   77   67 Capitalized interest expense   (83)   (44)   (136)   (75) Transaction costs   18   —   26   — Adjusted Funds from Operations   $ 8,461   $ 5,028   $ 15,887   $ 8,864

Financial Summary Consolidated Balance Sheets 242, 242, 242     June 30, 2018   December 31, 2017 (in thousands, except share, per share, unit and per unit amounts)   (unaudited)   (audited)           ASSETS         Investments:         Real estate investments, at cost:         Land and improvements   $ 355,184   $ 278,985 Building and improvements   748,004   584,385 Lease incentive   2,275   2,275 Construction in progress   11,263   4,076 Intangible lease assets   64,315   62,453 Total real estate investments, at cost   1,181,041   932,174 Less: accumulated depreciation and amortization   (36,310)   (24,825) Total real estate investments, net   1,144,731   907,349 Loans and direct financing lease receivables, net   6,322   2,725 Real estate investments held for sale, net   7,195   4,173 Net investments   1,158,248   914,247 Cash and cash equivalents   131,387   7,250 Restricted cash   8,644   12,180 Straight-line rent receivable, net   9,015   5,498 Prepaid expenses and other assets, net   5,115   3,045 Total assets   $ 1,312,409   $ 942,220           LIABILITIES AND EQUITY         Secured borrowings, net of deferred financing costs   $ 508,821   $ 511,646 Notes payable to related party   —   230,000 Intangible lease liabilities, net   12,152   12,321 Intangible lease liabilities held for sale, net   256   129 Accrued liabilities and other payables   6,736   6,722 Total liabilities   527,965   760,818 Commitments and contingencies   —   — Stockholders' equity:         Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of June 30, 2018   —   — Common stock, $0.01 par value; 500,000,000 authorized; 40,976,901 issued and outstanding as of June 30, 2018   403   — Additional paid-in capital   531,589   — Retained earnings   222   — Members' equity:         Class A units, $1,000 per unit, 83,700 issued and outstanding as of December 31, 2017   —   86,668 Class B units, 8,550 issued, 1,610 vested and outstanding as of December 31, 2017   —   574 Class C units, $1,000 per unit, 91,450 issued and outstanding as of December 31, 2017   —   94,064 Class D Units, 3,000 issued, 600 vested and outstanding as of December 31, 2017   —   96 Total stockholders' / members' equity   532,214   181,402 Non-controlling interests   252,230   — Total equity   784,444   181,402 Total liabilities and equity   $ 1,312,409   $ 942,220

Financial Summary GAAP Reconciliations to EBITDAre, GAAP NOI, Cash NOI and Estimated Run Rate Metrics 242, 242, 242 These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all acquisitions and dispositions of real estate investments made during the three months ended June 30, 2018 had occurred on April 1, 2018.     Three Months Ended (unaudited, in thousands)   June 30, 2018 Net income   $ 3,499 Depreciation and amortization   7,611 Interest expense   8,634 Income tax expense   87 EBITDA   19,831 Provision for impairment of real estate   907 Gain on dispositions of real estate   (2,412) EBITDAre   18,326 Adjustment for current quarter acquisition and disposition activity1   3,379 Adjusted EBITDAre - Current Estimated Run Rate   21,705 General and administrative   2,987 Adjusted net operating income ("NOI")   24,692 Straight-line rental revenue, net1   (2,207) Amortization of market lease-related intangibles   (8) Amortization of capitalized lease incentives   39 Adjusted Cash NOI   $ 22,515       Annualized EBITDAre   $ 73,304 Annualized Adjusted EBITDAre   $ 86,818 Annualized Adjusted NOI   $ 98,766 Annualized Adjusted Cash NOI   $ 90,061

Financial Summary

Market Capitalization, Debt Summary and Leverage Metrics

		June 30, 2018	Rate	Maturity[1]
Secured debt:				
Series 2016-1, Class A	$	257,156	4.45%	3.4 years
Series 2016-1, Class B		17,243	5.43%	3.4 years
Series 2017-1, Class A		228,909	4.10%	6.0 years
Series 2016-1, Class B		15,669	5.11%	6.0 years
Total secured debt		518,977	4.35%	4.6 years
Unsecured debt:				
Revolving credit facility[2]		—	LIBOR plus 1.45% to 2.15%	4.0 years
Total unsecured debt		—		
Gross debt		518,977	4.35%	4.6 years
Less: cash & cash equivalents		(131,387)		
Less: restricted cash deposits held for the benefit of lenders		(8,611)		
Net debt		378,979		
Equity:				
Preferred stock		—		
Common stock & OP units (60,033,453 shares @ $13.54/share as of 6/30/18)[3]		812,853		
Total equity		812,853		
Total enterprise value ("TEV")	$	1,191,832		
Pro forma adjustments to Net Debt and TEV[4]:				
Net debt	$	378,979		
Less: cash received - overallotment option		(36,482)		
Pro forma net debt		342,497		
Total equity		812,853		
Common stock - overallotment option (2,772,191 shares @ $13.54/share as of 6/30/18)		37,535		
Pro forma TEV	$	1,192,885		
Net Debt / TEV		31.8%		
Pro Forma Net Debt / Pro Forma TEV		28.7%		
Net Debt / Annualized EBITDAre		5.2x		
Pro Forma Net Debt / Annualized EBITDAre		4.7x		
Net Debt / Annualized Adjusted EBITDAre		4.4x		
Pro Forma Net Debt / Annualized Adjusted EBITDAre		3.9x		

1. Maturity figures for our secured debt are based off of our anticipated repayment schedule. The Series 2016-1 notes mature in November 2046 but have an anticipated repayment date of November 2021. The Series 2017-1 notes mature in June 2047 but have an anticipated repayment date of June 2024. The Series 2016-1 notes can be prepaid without penalty starting on November 26, 2019. The Series 2017-1 notes can be prepaid without penalty starting on November 26, 2021.
2. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $300 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.
3. Common equity & units as of June 30, 2018, based on 40,976,901 common shares outstanding (including unvested restricted share awards) and 19,056,552 OP units held by non-controlling interests.
4. Pro forma adjustments have been made to reflect the impact of the partial exercise of the underwriters' overallotment option in the IPO. On July 24, 2018, the underwriters completed the exercise of this option and we issued 2,772,191 shares of common stock for proceeds of $36.5 million, net of underwriters discounts.

6 Supplemental Financial and Operating Information | As of June 30, 2018 ESSENTIAL PROPERTIES

Net Investment Activity
Investment Summary


Acquistion Volume ($000s)
$240,000
$200,000
$160,000
$120,000
$80,000
$40,000
$-
$60,249
$112,514
$143,779
$91,526
$138,653
$160,366
$64,098
$214,427

Acquisitions	3Q 2016	4Q 2016	1Q 2017	2Q 2017	3Q 2017	4Q 2017	1Q 2018	2Q 2018
Number of Transactions	4	11	12	11	18	21	16	23
Property Count	28	62	35	37	50	90	28	86
Avg. Investment per Unit (in 000s)	$2,152	$1,815	$4,108	$2,474	$2,728	$1,742	$2,195	$2,493
Cash Cap Rates[1]	7.3%	7.3%	7.5%	7.6%	7.6%	7.7%	7.8%	7.6%
GAAP Cap Rates[2]	8.2%	8.3%	8.7%	8.9%	8.9%	8.7%	8.3%	8.7%
Master Lease %[3]	85%	47%	83%	71%	73%	65%	33%	85%
Sale-Leaseback %[3]	100%	66%	86%	76%	94%	75%	68%	90%
% of Financial Reporting[3]	100%	100%	100%	100%	98%	100%	100%	97%[4]
Rent Coverage Ratio	2.9x	2.8x	3.1x	4.0x	2.8x	3.1x	2.3x	2.4x
Lease Term Years	16.8	17.3	17.0	17.3	18.0	15.5	14.1	17.2

Note: Exclusive of GE Seed Portfolio and nine additional properties that were acquired from GE Capital for $5.7 million.
1. Annualized contractually specified cash base rent for the first full month after the investment divided by the purchase price for the property.
2. GAAP rent for the first twelve months after the investment divided by the purchase price for the property.
3. As a percentage of cash annualized base rent as of June 30, 2018.
4. The Company purchased four properties with no unit-level reporting per the lease; however, the Company was able to receive financials due to an existing relationship with the tenant.

7
Supplemental Financial and Operating Information | As of June 30, 2018
ESSENTIAL PROPERTIES

Net Investment Activity Disposition Summary 242, 242, 242 Net of transaction costs. Gains/(losses) based on our aggregate allocated purchase price. Excludes a property sold pursuant to a tenant purchase option. When including this property, the aggregate cap rate on leased asset sales was 7.6%, and the aggregate gain on sale for all asset sales was 0.1%. Annualized contractually specified cash base rent at time of sale divided by gross sale price (excluding transaction costs) for the property. Property count excludes dispositions in which only a portion of the owned parcel is sold. Dispositions 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 Realized Gain/(Loss)2 (2.4%) 4.8% (0.8%) 8.9% 14.5% 15.9% (1.7%) 9.7%3 Cash Cap Rate on Leased Assets4 -- % 6.2% 6.5% 6.5% 6.1% 6.4% 6.7% 7.1%3 Leased Properties Sold5 0 11 3 6 8 9 5 8 Vacant Properties Sold5 2 4 4 8 6 3 1 2

Portfolio Summary Portfolio Highlights 242, 242, 242 Investment Properties (#)1 604 Square Footage (MM) 4.9 Tenants (#) 134 Concepts (#) 136 Industries (#) 15 States (#) 41 Weighted Average Remaining Lease Term (Years) 14.3 Triple-Net Leases (% of Cash ABR) 93.5% Master Leases (% of Cash ABR) 68.6% Sale-Leaseback (% of Cash ABR)2 83.7% Unit-Level Rent Coverage 2.8x Unit-Level Financial Reporting (% of Cash ABR) 97.4% Occupancy (%) 99.3% Top 10 Tenants (% of Cash ABR) 38.6% Top 10 Concepts (% of Cash ABR) 39.6% Average Investment Per Property ($MM) $2.0 Average Transaction Size ($MM)2 $8.5 Total Cash ABR ($MM) $90.4 Includes two land parcels and two properties that secure a mortgage note receivable. Exclusive of GE Seed Portfolio. Portfolio Highlights As of June 30, 2018

Portfolio Summary

Tenant and Industry Diversification

Top 10 Tenant Exposure

Top 10 Tenants	Properties	% of Cash ABR[1]
Captain D's	76	5.8%
Art Van	5	4.9%
Mister	13	4.6%
ZIPS	15	4.2%
amc	5	3.9%
The Malvern School	13	3.4%
R store is your store	26	3.2%
LATITUDE sports clubs	3	3.0%
Perkins Restaurant & Bakery	14	2.9%
84 LUMBER	19	2.9%
Top 10 Tenants	**189**	**38.6%**
Total	**604**	**100.0%**

Diversification by Industry

Tenant Industry	Type of Business	Cash ABR[1] ($'000s)	% of Cash ABR	# of Properties[2]	Building SqFt (in '000s)	Rent Per Sqft[3]
Quick Service	Service	$ 12,646	14.0%	177	471,255	$ 27.23
Car Washes	Service	9,637	10.7%	37	151,496	63.62
Casual Dining	Service	7,896	8.7%	58	336,558	23.88
Automotive Service	Service	6,114	6.8%	46	333,952	18.62
Family Dining	Service	3,650	4.0%	23	123,316	29.60
Medical / Dental	Service	7,751	8.6%	63	334,070	22.52
Convenience Stores	Service	9,063	10.0%	83	305,067	29.71
Early Childhood Education	Service	9,271	10.3%	39	422,336	21.56
Other Services	Service	3,025	3.3%	19	156,393	19.03
Service Subtotal		**$ 69,052**	**76.4%**	**545**	**2,634,443**	**$ 26.25**
Movie Theatres	Experience	4,119	4.6%	6	293,206	14.05
Health and Fitness	Experience	6,607	7.3%	14	465,751	14.19
Entertainment	Experience	1,244	1.4%	3	93,532	13.30
Experience Subtotal		**$ 11,970**	**13.2%**	**23**	**852,489**	**$ 14.04**
Home Furnishings	Retail	6,457	7.1%	9	466,777	13.83
Grocery	Retail	316	0.3%	2	50,416	6.27
Retail Subtotal		**$ 6,773**	**7.5%**	**11**	**517,193**	**$ 13.10**
Building Materials	Other	2,591	2.9%	19	896,956	2.89
Total		**$ 90,386**	**100.0%**	**598**	**4,901,081**	**$ 18.41**

1. Represents annualized contractually specified cash base rent in effect on June 30, 2018 for all of our leases (including those accounted for as direct financing leases) commenced as of that date. Includes rental income from three site under construction.
2. Excludes four vacant sites and two land parcels.
3. Calculation excludes properties with no annualized base rent or properties under construction with no square footage.

10 Supplemental Financial and Operating Information | As of June 30, 2018 ESSENTIAL PROPERTIES

Portfolio Summary
Portfolio Health

Tenant Financial Reporting

Tenant Financial Reporting Requirements	% of Cash ABR
Unit-Level Financial Information	97.4%
Corporate-Level Financial Reporting	98.3%
Both Unit-Level and Corporate-Level Financial Information	96.9%
No Financial Information	1.1%

Unit-Level Coverage by Rent Tranche[1]



< 1.00x
1.0%
Not reported
1.4%
1.00x to 1.49x
7.6%
1.50x to 1.99x
14.5%
≥ 2.00x
75.5%

Unit-Level Coverage by Tenant Credit[2]



21.0%
23.4%
15.0%
13.0%
11.0%
9.0%
7.0%
5.0%
3.0%
1.0%
(1.0%)
% of Annualized Base Rent
CCC+
B-
B
B+
BB-
BB
BB+
BBB-
BBB
BBB+
A-
A
A+
AA-
Rent Coverage Ratio(x)
< 1.00x
1.00 to 1.49x
1.50 to 1.99x
≥ 2.00x
NR

Unit-Level Coverage by Lease Expiration



37.9%
15.0%
13.0%
11.0%
9.0%
7.0%
5.0%
3.0%
1.0%
(1.0%)
% of Annualized Base Rent
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Thereafter
Rent Coverage Ratio(x)
< 1.00x
1.00 to 1.49x
1.50 to 1.99x
≥ 2.00x
NR

Note: 'NR' means not reported.
1. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases.
2. The chart illustrates the portions of annualized base rent as of June 30, 2018 attributable to leases with tenants having specified implied credit ratings based on their Moody's RiskCalc scores. Moody's equates the EDF scores generated using RiskCalc with a corresponding credit rating.

11
Supplemental Financial and Operating Information | As of June 30, 2018
ESSENTIAL PROPERTIES

Leasing Summary

Leasing Expiration Schedule, Leasing Activity and Statistics

Annual Lease Expiration by Cash ABR

Year[1]	Cash ABR[2]	% of Cash ABR	# of Properties[3]	Wgt. Avg. Coverage[4]
2018	$ 129	0.1%	1	3.5x
2019	686	0.8%	11	2.8x
2020	904	1.0%	10	3.0x
2021	900	1.0%	13	3.6x
2022	434	0.5%	4	3.8x
2023	6,756	7.5%	79	3.3x
2024	2,118	2.3%	18	2.4x
2025	155	0.2%	4	4.2x
2026	1,328	1.5%	6	2.1x
2027	10,118	11.2%	56	2.5x
2028	2,232	2.5%	13	2.9x
2029	420	0.5%	3	4.4x
2030	1,754	1.9%	29	4.4x
2031	4,409	4.9%	23	3.1x
2032	11,551	12.8%	75	2.8x
2033	7,525	8.3%	35	2.4x
2034	2,742	3.0%	22	2.4x
2035	-	0.0%	0	0.0x
2036	1,978	2.2%	21	2.3x
2037	23,049	25.5%	113	3.0x
2038	10,642	11.8%	59	2.2x
2039	555	0.6%	2	2.6x
Total	**$ 90,386**	**100.0%**	**597**	**2.8x**

Leasing Activity – YTD 2018

		Re-Leased to New Tenant		
$(000)s	Renewed Per Terms of Lease	Without Vacancy	After Vacancy	Total Leasing
Prior Cash ABR	$ 732	570	-	$ 1,302
New Cash ABR	703	583	-	1,286
Recovery Rate	96.1%	102.3%	-	98.8%
Number of Leases	7	2	-	9
Average Months Vacant	-	-	-	-
% of Total Cash ABR [5]	-	-	-	1.4%

Leasing Statistics

Vacant Properties at March 31, 2018	5
Expiration Activity [6]	+ 4
Leasing Activity	- 3
Vacant Property Sales	- 2
Vacant Properties at June 30, 2018	**4**

1. Expiration year of contracts in place as of June 30, 2018 and excludes any tenant option renewal periods.
2. Represents base rent annualized, based on rates in effect on June 30, 2018 for all of our leases in place as of that date.
3. Excludes four vacant properties, two vacant land parcels and one site with lease that has not commenced as of June 30, 2018.
4. Weighted by Cash ABR as of June 30, 2018.
5. New Cash ABR divided by Total Cash ABR as of June 30, 2018.
6. Excludes leasehold properties with no remaining renewal options.

12 Supplemental Financial and Operating Information | As of June 30, 2018 ESSENTIAL PROPERTIES

Leasing Summary Same-Store Analysis 242, 242, 242 Defined Terms Same-Store Portfolio Performance Contractual Cash Base Rent ($000s) % Type of Business Q2 2018 Q2 2017 Change Experience $ 442 $ 439 0.6% Retail 1,535 1,512 1.6% Service 7,889 7,734 2.0% N/A - 11 (100.0)% Total Same-Store Rent $ 9,867 $ 9,696 1.8% Less: Property Operating Expense (280) (270) 4.0% Total Same-Store NOI $ 9,587 $ 9,426 1.7% Same-Store Portfolio: All properties owned, excluding new sites under construction, for the entire same-store measurement period, which is March 31, 2017, through June 30, 2018. The same-store portfolio for 2Q 2018 is comprised of 313 properties and represents 43.7% of our current portfolio as measured by contractual cash base rent divided by our cash ABR at June 30, 2018. Contractual Cash Base Rent: The amount of cash base rent our tenants are contractually obligated to pay per the in-place lease as of June 30, 2018; the calculation excludes the impact of percentage rent.

Leasing Summary Lease Escalations 242, 242, 242 Leases contributing 96.5% of cash ABR2 provided for base rent escalation, generally ranging from 1.0% to 4.0% annually, with a weighted average annual escalation rate of 1.5%, which assumes 0% change in annual CPI. 11.4% of contractual rent escalations by cash ABR are CPI-based, while 85.1% are based on fixed percentage or scheduled increases 79.1% of cash ABR derived from flat leases is attributable to leases that provide for contingent rent based on a percentage of the tenant’s gross sales at the leased property Based on cash ABR as of June 30, 2018. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Lease Escalation Frequency Lease Escalation Type     Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1 Annually 77.1% 1.7% Every 2 years 1.0 1.0 Every 3 years 0.2 1.3 Every 4 years 0.8 0.8 Every 5 years 14.4 1.1 Other escalation frequencies 2.8 1.1 Flat 3.6 NA Total / Weighted Average 100.0% 1.5%

Glossary Supplemental Reporting Measures 242, 242, 242 FFO and AFFO In addition to net income computed in accordance with U.S. generally accepted accounting principles ("GAAP"), we also disclose funds from operations (“FFO”) and adjusted funds from operations (“AFFO”), both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not include all items of revenue and expense included in net income, nor do they represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales (which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions). To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash and certain other revenues and expenses such as straight-line rental revenue, non-cash interest expense, non-cash compensation expense, amortization of market lease-related intangibles, amortization of capitalized lease incentives, capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We believe that AFFO is an additional useful supplemental measure for investors to consider, because it will help them to better assess our operating performance without the distortions created by other non-cash and certain other revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

Glossary Supplemental Reporting Measures 242, 242, 242 EBITDA and EBITDAre We calculate earnings before interest, taxes and depreciation and amortization (“EBITDA”) as earnings (GAAP net income) before interest expense, taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”). We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance exclusive of certain non-cash items and other costs. EBITDA and EBITDAre are not measurements of financial performance under GAAP, and our EBITDA and EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider EBITDA and EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Net Debt Net debt represents our gross debt (defined as total debt plus deferred financing costs, net) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. We believe excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, both of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI Net operating income (“NOI”) and cash NOI (“Cash NOI”) are non-GAAP financial measures used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and amortization of capitalized lease incentives and above- and below-market lease-related intangibles. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We report adjusted EBITDAre, Adjusted NOI and Adjusted Cash NOI as if all acquisition and disposition activity that took place during the relevant quarter had occurred on the first day of the quarter. We then annualize these estimates for the relevant quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all properties owned as of the end of the relevant quarter. You should not unduly rely on these metrics as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates for a variety of reasons.

Glossary of Supplemental Reporting Measures Other Terms 242, 242, 242 Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the relevant quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date, as well as interest on our mortgage loans receivable. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. GE Seed Portfolio GE seed portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs). GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after acquisition divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after acquisition or disposition divided by the purchase or sale price, as applicable, for the property.